EXHIBIT 23.2


INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in this Registration Statement of Concurrent Computer Corporation on Form S-3 of our report dated August 3, 2001 (September 14, 2001 as to paragraph two of Note 10), appearing in the Annual Report on Form 10-K of Concurrent Computer Corporation for the year ended June 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Atlanta,  Georgia

November 19, 2001


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